UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]    Preliminary Information Statement

[   ]    Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[   ]    Definitive Information Statement

TRIM HOLDING GROUP

(Name of Registrant as Specified In Its Charter)

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{00240817. }

TRIM HOLDING GROUP

7075 Gratiot Road, Suite One

Saginaw, MI 48609

____________________

NOTICE OF STOCKHOLDER ACTION TAKEN

PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

April [ * ], 2012

Dear Stockholders:

This Information Statement is furnished to provide notice to stockholders of Trim Holding Group, a Nevada corporation (the “Company”) that our Board of Directors (the “Board”) and the holders of a majority of our outstanding voting stock, by written consent, have approved the following action (the “Corporate Action”):

Amending the Company’s Articles of Incorporation (the “Articles”) filed with the Secretary of State of Nevada to change the name of the Company to HPIL Holding.

Stockholders of record at the close of business on April 17, 2012 are entitled to notice of the Corporate Action. Since the Corporate Action has been approved by the holders of a majority of our outstanding voting stock, no proxies are being solicited.

Please read this Information Statement carefully.  It describes the effect of the Corporate Action.

Pursuant to Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended, the Corporate Action cannot be taken until at least twenty (20) days after the date this Information Statement is mailed to the Company’s stockholders. Therefore, we anticipate that the Certificate of Amendment to the Articles will be filed with the Secretary of State of Nevada on or after May [*], 2012.

By order of the Board of Directors /s/ Louis Bertoli By: Louis Bertoli Its: CEO, President and Chairman of the Board of Directors

TRIM HOLDING GROUP

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE

SECURITIES AND EXCHANGE ACT OF 1934 AND

REGULATION 14C AND SCHEDULE 14C THEREUNDER

____________________

This Information Statement is being sent to advise the stockholders of an action taken without a meeting upon the written consent of the holders of a majority of the outstanding voting stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

____________________

GENERAL

This Information Statement is being furnished to the holders of the outstanding shares of voting stock of the Company. The purpose of this Information Statement is to provide notice that the holders of a majority of our outstanding voting stock, have, by written consent, approved the Corporate Action.

This Information Statement is being mailed on or about April [*], 2012 to those persons who were stockholders of the Company as of the close of business on April 17, 2012 (the “Record Date”).  The Corporate Action is expected to become effective on or after May [*], 2012. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing, estimated at $1200.

As the holders of a majority of our outstanding voting stock have already approved the Corporate Action by written consent, the Company is not seeking approval for the Corporate Action from any of the Company’s other stockholders, and the Company’s other stockholders will not be given an opportunity to vote on the Corporate Action. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company’s stockholders of the Corporate Action as required by the Securities Exchange Act of 1934 (the “Exchange Act”). Under the Nevada Revised Statutes, stockholder actions may be taken by written consent without a meeting of stockholders.  The written consent of the holders of a majority of our outstanding voting stock is sufficient to approve and adopt the Corporate Action.

VOTE REQUIRED

As of the Record Date, there were 2,255,000 shares of Common Stock issued and outstanding and 22,000 Series 1, Class P-1 shares issued and outstanding, all of which have voting power, the aggregate amount of which is 4,455,000 votes.  A detailed description of the Company’s capital stock is provided in this Information Statement below. As of April 17, 2012, the stockholders who consented to the Corporate Action held an aggregate of 4,196,100 shares of the Company’s outstanding voting stock equal to approximately 94% of the number of then outstanding votes that could have been given by the holders of all of the Company’s voting stock.

DESCRIPTION OF COMPANY’S CAPITAL STOCK

Common Stock

We are authorized to issue 400,000,000 shares of common stock with a par value of $0.0001, of which 2,255,000 shares are issued and outstanding as of April 17, 2012. Each holder of our shares of our common stock is entitled to one (1) vote per share on all matters to be voted upon by the stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock. We have designated 25,000,000 shares of our preferred stock as Series 1, Class P-1 stock with a par value of $8.75 per share (“Class 1 Shares”). We have designated 75,000,000 shares of Series 2, Class P-2 stock with a par value of $7.00 per share (“Class 2 Shares”).

22,000 Class 1 Shares are issued and outstanding as of April 17, 2012.

Each Series 1, Class P-1 share has voting rights equivalent to 100 shares of common stock and is convertible into 1.25 shares of common stock at the discretion of its holder. Each Series 2, Class P-2 share has voting rights equivalent to 1 share of common stock and is convertible into one share of common stock at the discretion of its holder.

Our board of directors has the right, without shareholder approval, to issue preferred shares. As a result, these preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with the intent to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 100,000,000 shares of preferred stock in order to raise capital for our operations, your investment may be diluted, resulting in your percentage of ownership in us decreasing.

EXPECTED DATE FOR EFFECTING THE CORPORATE ACTION

Under Section 14(c) of the Exchange Act and Rule 14c-2(b) promulgated thereunder, the Corporate Action cannot be taken until at least 20 days after the date that this Information Statement is sent to the Company's stockholders.   It is anticipated that this Information Statement will be mailed on or about April [*], 2012 (the “Mailing Date”) to the stockholders of the Company.  The Company expects to file the amendment to the Articles so as to effectuate the Corporate Action with the Secretary of State of Nevada approximately 20 days after the Mailing Date, on or after May [*], 2012.

APPROVAL OF CORPORATE ACTION

The Board and the holders of a majority of the outstanding voting stock have, by written consent, approved the Corporate Action, which will change of the name of the Company to HPIL Holding.  A copy of the amendment to the Certificate is annexed hereto as an Exhibit “A”.  Additional information concerning the name change is provided below in the section entitled Change of Company Name.

CHANGE OF COMPANY NAME

The Board believes that changing the name of the Company to HPIL Holding is in the best interest of the Company because the new name better reflects the Company's corporate identity.  Changing our name will not have any effect on our corporate status. In the future, new stock certificates will be issued bearing our new name.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF COMPANY

 The following table lists, as of April 17, 2012 (the date of the stockholder consent action), the number of shares of our common stock that are beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 2,255,000 shares of our common stock and issued and outstanding as of April 17, 2012.

Name of Beneficial	Number of Shares	Percent of	Number of Shares of Series 1, Class P-1 Preferred Stock		Number of Shares of Series 1, Class P-2 Preferred Stock
Owner	of Common Stock	Common Stock
	Beneficially	Beneficially		Percent		Percent
	Owned	Owned
Louis Bertoli (1)(3)	1,990,000	88.20%	22,000	-	-	-
Nitin Amersey (2)	5,100	*	-	-	-	-
John B. Mitchell (4)	500	*	-	-	-	-
John Dunlap, III (5)	500	*	-	-	-	-
All directors and executive officers as a group (4 people)	1,996,100	88.50%	-	-	-	-

* Less than 1%

(1)  Mr. Bertoli is our Chairman of the Board and President, Chief Executive Officer of Trim Holding Group.

(2) Mr. Amersey is a Director and Chief Financial Officer, Corporate Secretary and Treasurer of Trim Holding Group.

(3)  On December 4, 2009, the Company issued Mr. Bertoli 22,000 shares of Series 1 Class P-1 Shares.  Each share of preferred stock is convertible into 1.25 shares of common stock. These shares, if converted, would increase Mr. Bertoli’s common shares held to 2,017,500 and result in his percentage ownership increasing to 88.2%.

(4)  Mr. Mitchell is a Director of Trim Holding Group.

(5)  Mr. Dunlap is a Director of Trim Holding Group.

DISSENTER’S RIGHTS OF APPRAISAL

The Nevada General Corporation Law does not provide for dissenter’s rights in connection with the Corporate Action.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Corporate Action which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement includes forward-looking statements.  You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us.  The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict.  In addition, the Company has based many of these forward-looking statements on assumptions about future events that could prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

RELIANCE ON INFORMATION

You should rely only on the information the Company has provided in this Information Statement.  The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information.  You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.   You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov.

Dated: April 19, 2012	By order of the Board of Directors /s/ Louis Bertoli________ By: Louis Bertoli Its: CEO, President and Chairman of the Board of Directors

EXHIBIT “A”

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(775) 684-5708

 Certificate of Amendment

    (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY-DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.  Name of corporation:

Trim Holding Group

2.   The articles have been amended as follows: (provide article numbers, if available)

               Article 1:  The name of the corporation is HPIL Holding.

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or securities, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

The amendment was approved by written consent of the stockholders holding an aggregate of 4,196,100 shares of the corporation’s outstanding voting stock equal to approximately 94% of the number of then outstanding votes that could have been given by the holders of all of the corporation’s voting stock.

4.  Effective date and time of filing: (optional)     Date:                     Time:

5.  Signature: (required)

X  /s/ Louis Bertoli__

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by a vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.